Sub-Item 77E: Legal
 Proceedings
LEGAL PROCEEDINGS
Since October 2003,
 Federated and related
entities (collectively,
 "Federated"), and
 various Federated funds
("Funds"), have been
named as defendants in
 several class action
lawsuits now pending
in the United States
District
Court for the District
 of Maryland. The
lawsuits were purportedly
 filed on behalf of
 people who purchased,
owned
and/or redeemed shares
of Federated-sponsored
 mutual funds during
 specified periods
beginning November 1, 1998.
The suits are generally
similar in alleging that
Federated engaged in
illegal and improper
 trading practices including
market timing and
late trading in concert
 with certain institutional
traders, which allegedly
caused financial injury to
the mutual fund shareholders.
 These lawsuits began to be
 filed shortly after
 Federated's first public
 announcement
that it had received
 requests for information
on shareholder trading
activities in the Funds
from the SEC, the Office
of the New York State
 Attorney General ("NYAG"),
and other authorities.
In that regard, on
November 28, 2005,
Federated announced that
 it had reached final
settlements with the
SEC and the NYAG with
respect to those matters.
Specifically, the SEC
and NYAG settled
proceedings against
three Federated
subsidiaries involving
undisclosed
market timing arrangements
 and late trading. The
SEC made findings: that
 Federated Investment
Management
Company ("FIMC"), an
SEC-registered investment
 adviser to various Funds,
 and Federated Securities
 Corp., an
SEC-registered broker-dealer
 and distributor for the
 Funds, violated provisions
of the Investment Advisers
 Act and
Investment Company Act by
approving, but not disclosing,
 three market timing arrangements,
 or the associated
conflict of interest between
 FIMC and the funds involved
in the arrangements, either
 to other fund shareholders
 or to
the funds' board; and that
Federated Shareholder
Services Company, formerly
 an SEC-registered transfer
 agent,
failed to prevent a customer
 and a Federated employee
 from late trading in violation
 of provisions of the Investment
Company Act. The NYAG found
 that such conduct violated
 provisions of New York
State law. Federated entered
into the settlements without
 admitting or denying the
regulators' findings. As
Federated previously
reported in 2004,
it has already paid
approximately $8.0 million
 to certain funds as
determined by an independent
 consultant. As part
of these settlements,
Federated agreed to pay
disgorgement and a civil
money penalty in the
aggregate amount of an
additional $72 million and,
 among other things,
agreed that it would not
 serve as investment adviser
 to any
registered investment
company unless (i) at
 least 75% of the
 fund's directors are
 independent of Federated,
 (ii) the
chairman of each such
fund is independent of
Federated, (iii) no action
may be taken by the
 fund's board or any
committee thereof unless
 approved by a majority
of the independent trustees
 of the fund or committee,
 respectively,
and (iv) the fund appoints
a "senior officer" who
 reports to the independent
 trustees and is responsible for
monitoring compliance by
the fund with applicable
laws and fiduciary duties
 and for managing the
process by which
management fees charged
to a fund are approved.
 The settlements are
 described in Federated's
announcement
which, along with previous
 press releases and
related communications
on those matters, is
 available in the "About
Us" section of
Federated's website
at FederatedInvestors.com.
Federated entities have
 also been named as
defendants in several
 additional lawsuits
that are now pending in the
United States District
Court for the Western
District of Pennsylvania,
 alleging, among other things,
 excessive
advisory and Rule 12b-1 fees.
The Board of the Funds
retained the law firm of
Dickstein Shapiro LLP
to represent the Funds
in each of the
lawsuits described in
the preceding two paragraphs.
 Federated and the Funds,
and their respective counsel,
 have
been defending this litigation,
 and none of the Funds remains
 a defendant in any of the
 lawsuits (though some could
potentially receive any
 recoveries as nominal
defendants). Additional
lawsuits based upon similar
 allegations may
be filed in the future.
The potential impact of
these lawsuits, all of
which seek unquantified
damages, attorneys'
fees, and expenses, and
future potential similar
 suits is uncertain.
Although we do not
believe that these lawsuits will
have a material adverse
effect on the Funds,
there can be no assurance
that these suits, ongoing
adverse publicity
and/or other developments
resulting from the regulatory
 investigations will not
 result in increased Fund
redemptions, reduced sales
 of Fund shares, or other
 adverse consequences for
the Funds.